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EXHIBIT 99.1

               VENTRO CORPORATION MAKES CHANGES TO EXECUTIVE TEAM
                             AND BOARD OF DIRECTORS


MOUNTAIN VIEW, Calif. -- (November 26, 2001) -- Ventro(TM) Corporation (Nasdaq:
VNTR), a leading provider of collaborative solutions for program management and quote management, today announced it has promoted Ted Drysdale to President, Chief Executive Officer, and Chairman of the Board. In addition, Dr. John Glancy and Tom Jones have been elected to Ventro's Board of Directors.

Drysdale, who had been Ventro's President, brings over thirty years of experience in sales, marketing, product strategy, operations, and business planning to his expanded role. Prior to joining Ventro, Drysdale was CEO of NexPrise, Inc., which Ventro acquired in August 2001. Before NexPrise, Drysdale was the Senior Vice President for the Visualization and CSM Group of Parametric Technology Corporation, President and CEO of Division, Inc., and Co-Founder and President of Objectlogic.

Drysdale replaces David Perry as CEO. Perry, Ventro's Founder, will become Vice Chairman. "Ted's experience and leadership have had a significant impact on Ventro since he arrived," said Perry. "He has a strong commitment to customer success and will effectively lead Ventro as we complete our transition from owning business-to-business marketplaces to providing software for collaborative program management and quote management."

Ventro's new Board members bring significant software and industry experience. Dr. John Glancy is a member of the Board of Directors of Science Applications International Corporation (SAIC) and head of SAIC's International Committee. SAIC is a research and engineering firm that provides information technology, systems integration, and e-business products and services to commercial and government customers. Until recently, Dr. Glancy was Corporate Executive Vice President responsible for SAIC's $2.6 billion Commercial and International business. He led numerous spinouts, acquisitions, and joint ventures and helped grow SAIC's International businesses to $1 billion.

Tom Jones is the former President and CEO of StrataSource, an application and infrastructure management services provider that was acquired by SevenSpace, Inc. in September. Prior to StrataSource, Jones was the President and Chief Operating Officer of MDL Information Systems, a leader in discovery informatics for the life sciences and chemistry industries.

The new Board members replace Brook Byers, Jan Leschly, Naomi Seligman, and L. John Wilkerson, who resigned. Ventro expects to add further to its Board of Directors over the next few weeks.

"I am excited about these changes and Ventro's future," said Ted Drysdale. "The addition of such respected individuals to our Board will be invaluable as we grow. I would like to thank our departing Board members for their years of devoted service to Ventro and for helping us transition to being a software company that is poised for success."
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ABOUT VENTRO
Ventro Corporation is a pioneer in business-to-business e-commerce. Ventro provides collaborative commerce solutions that enable companies to manage key processes with their suppliers, partners and customers, including quote management and program management. Ventro Corporation is headquartered in Mountain View, California. For more information, please visit www.ventro.com.

SAFE HARBOR STATEMENT
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, other than statements of historical information, are forward-looking statements and involve known and unknown risks and other factors which may cause the Company's actual results in future periods to differ materially from those expressed herein. Factors that could cause or contribute to such differences include, but are not limited to: the recent substantial change in our business model; our ability to integrate the operations and personnel of NexPrise; our ability to develop a viable technology and service offering; our ability to retain current customers and secure new customers in a number of industries; our need to reduce operating expenses; our history of significant operating losses and negative cash flow; the risk that our common stock could be delisted from the Nasdaq National Market; the risks associated with litigation pending against us brought by shareholders and bondholders, as well as other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

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FOR ADDITIONAL INFORMATION:

FOR MEDIA INQUIRIES:                         FOR VENTRO INVESTOR INQUIRIES:
Terri Pruett                                 Mary Magnani
Ventro Corporation                           Thomson Financial/Carson
650-567-7789                                 415/617-2542
tpruett@ventro.com                           mary.magnani@tfn.com